                                   EXHIBIT A

                 Amendments to the Incentive Stock Option Plan
                 ---------------------------------------------


AMENDMENT 1

Amendment to Section 3
----------------------

                                   PRESENT:

     3.   Shares Subject to the Plan
          --------------------------

          Subject to adjustment as provided in Section 15 hereof, the aggregate maximum number of Shares which are available for the grant of Options under this Plan is Two Million Three Hundred Seventy-five Thousand (2,375,000) Shares.
The Shares may be, in whole or in part as the Board of Directors shall from time to time determine, issued Shares that shall have been reacquired by the Company or authorized but unissued Shares, whether now or hereafter authorized. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unused Shares subject thereto shall again be available for other Options to be granted under the Plan.

                                   AMENDED:

     3.   Shares Subject to the Plan
          --------------------------

          Subject to adjustment as provided in Section 15 hereof, the aggregate maximum number of Shares which are available for the grant of Options under this Plan is Three Million Three Hundred Seventy-five Thousand (3,375,000) Shares.
        ------------------------------------------------------------
The Shares may be, in whole or in part as the Board of Directors shall from time to time determine, issued Shares that shall have been reacquired by the Company or authorized but unissued Shares, whether now or hereafter authorized. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unused Shares subject thereto shall again be available for other Options to be granted under the Plan.

AMENDMENT 2

Amendment to Section 4
----------------------
                                   PRESENT:

     4.   Effective Date
          --------------

          The Plan shall become effective on May 13, 1992, provided that the Committee has been advised by counsel that the Company has complied with all other applicable legal requirements, including relevant securities laws; provided further, that if the Plan is not approved by shareholders of the Company within twelve (12) months from the date of adoption by the Board of Directors, this Plan shall terminate and all Options granted hereunder shall be canceled. All Options must be granted and exercised within ten (10) years from the date of adoption or approval of this Plan, whichever is earlier.

                                   AMENDED:

     4.   Effective Date
          --------------

          The Plan shall become effective on May 13, 1992, provided that the Committee has been advised by counsel that the Company has complied with all other applicable legal requirements, including relevant securities laws; provided further, that if the Plan is not approved by shareholders of

                                      12.
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the Company within twelve (12) months from the date of adoption by the Board of
Directors, this Plan shall terminate and all Options granted hereunder shall be canceled. All Options must be granted within ten (10) years from the date of
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adoption or approval of this Plan, whichever is earlier.  All Options must be
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exercised within ten (10) years from the date they are granted.
---------------------------------------------------------------

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A copy of the Company's Incentive Stock Option Plan may be obtained without charge by any beneficial owner of the Company's Common Stock upon written request addressed to Donna Camras, Corporate Secretary, 28001 Dorothy Drive, Agoura Hills, CA 91301.



                                      13.